Exhibit 10.1

AMENDMENT NO. 2 TO SECURITIES PURCHASE AGREEMENT

This Amendment No. 2 to Securities Purchase Agreement (this “Amendment No. 2”), dated effective August 6, 2026 (the “Effective Date”), is by and between IIOT-OXYS, Inc., a Nevada corporation (the “Company”), on the one hand, and GHS Investments, LLC, a Nevada limited liability company (“GHS” or the “Purchaser”), on the other hand. The Company and GHS will be referred to individually as a “Party” and collectively as the “Parties.” Reference is made to (i) that certain Securities Purchase Agreement dated March 6, 2026 between the Company and GHS (the “Original Agreement”), and (ii) Amendment No. 1 to Securities Purchase Agreement dated effective June 12, 2026 between the Company and GHS (“Amendment No. 1”). The Original Agreement, as amended by Amendment No. 1 and as further amended by this Amendment No. 2, is referred to herein as the “Agreement.” Any capitalized terms not defined in this Amendment No. 2 will have the meaning set forth in the Agreement.

RECITALS

WHEREAS, the Company and GHS entered into the Original Agreement, pursuant to which GHS agreed to purchase certain securities of the Company, and subsequently entered into Amendment No. 1, which amended the definitions of “Closing” and “Preferred Stock” and Section 2.1 of the Original Agreement;

WHEREAS, after giving effect to Amendment No. 1, the Agreement provides for (i) an Initial Closing for the purchase of forty-three (43) shares of Preferred Stock for a Purchase Price of $43,000, plus four (4) shares of Preferred Stock as an Equity Incentive, for a total of forty-seven (47) shares; (ii) an Additional Closing for the purchase of forty-five (45) shares of Preferred Stock for a Purchase Price of $45,000, plus five (5) shares of Preferred Stock as an Equity Incentive, for a total of fifty (50) shares; (iii) a Second Additional Closing for the purchase of thirty-seven (37) shares of Preferred Stock for a Purchase Price of $37,000, plus three (3) shares of Preferred Stock as an Equity Incentive, for a total of forty (40) shares; and (iv) a Third Additional Closing for the purchase of twenty-seven (27) shares of Preferred Stock for a Purchase Price of $27,000, plus three (3) shares of Preferred Stock as an Equity Incentive, for a total of thirty (30) shares; and

WHEREAS, pursuant to Section 5.5 of the Original Agreement, the Parties now wish to amend the definitions of “Closing,” “Preferred Stock,” and “Equity Incentive,” and Section 2.1 of the Agreement, to add one (1) additional closing (the "Fourth Additional Closing"), pursuant to which the Purchaser may, at its discretion, purchase thirty-seven (37) shares of Preferred Stock for an aggregate Purchase Price of $37,000, plus three (3) shares of Preferred Stock as an Equity Incentive, in order to fund the preparation of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 and related operating expenses.

THEREFORE, in consideration of the foregoing recitals, mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as set forth below.

AGREEMENT

1. Amendment to “Closing” Definition in the Agreement. As of the Effective Date, the definition of “Closing” in the Agreement is hereby amended and restated to read as follows:

“Closing” means the closing(s) of the purchase and sale of the Securities pursuant to Section 2.1, which shall occur on each Closing Date. The Initial Closing will be for the purchase of forty-three (43) Preferred Shares at the aggregate Purchase Price of $43,000, plus four (4) Preferred Shares issued as an Equity Incentive, for a total delivery of forty-seven (47) Preferred Shares. There will be one (1) additional Closing for forty-five (45) Preferred Shares at the Purchase Price of $45,000, plus five (5) Preferred Shares issued as an Equity Incentive, for a total delivery of fifty (50) Preferred Shares, which shall occur upon the filing of the Company's Annual Report on Form 10-K for the period ended December 31, 2025 (the "Additional Closing"), at the Purchaser's discretion. There will also be a second additional Closing (the "Second Additional Closing") for thirty-seven (37) Preferred Shares at the Purchase Price of $37,000, plus three (3) Preferred Shares issued as an Equity Incentive, for a total delivery of forty (40) Preferred Shares. There will also be a third additional Closing (the “Third Additional Closing”) for twenty-seven (27) Preferred Shares at the Purchase Price of $27,000, plus three (3) Preferred Shares issued as an Equity Incentive, for a total delivery of thirty (30) Preferred Shares. There will also be a fourth additional Closing (the “Fourth Additional Closing”) for thirty-seven (37) Preferred Shares at the Purchase Price of $37,000, plus three (3) Preferred Shares issued as an Equity Incentive, for a total delivery of forty (40) Preferred Shares. Each of the Additional Closing, the Second Additional Closing, the Third Additional Closing and the Fourth Additional Closing shall occur at the Purchaser's discretion.

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2. Amendment to “Preferred Stock” Definition in the Agreement. As of the Effective Date, the definition of “Preferred Stock” in the Agreement is hereby amended and restated to read as follows:

“Preferred Stock” means up to two hundred and seven (207) shares of the Company’s Series D Convertible Preferred Stock issued hereunder having the rights, preferences and privileges set forth in the Certificate of Designation, in the form of Exhibit A to the Original Agreement.

3. Amendment to “Equity Incentive” Definition in the Agreement. As of the Effective Date, the definition of “Equity Incentive” in the Agreement is hereby amended and restated to read as follows: “Equity Incentive” means the shares of Preferred Stock the Company shall issue to the Purchaser as further inducement and consideration for entering into the Closings, consisting of four (4) shares of Preferred Stock at the Initial Closing, five (5) shares of Preferred Stock at the Additional Closing, three (3) shares of Preferred Stock at the Second Additional Closing, three (3) shares of Preferred Stock at the Third Additional Closing, and three (3) shares of Preferred Stock at the Fourth Additional Closing, for a total of eighteen (18) shares of Preferred Stock. The Equity Incentive shares are issued without payment of any additional cash Purchase Price and are separate from the Purchased Shares.

4. Amendment to Section 2.1 of the Agreement. As of the Effective Date, Section 2.1 of the Agreement is hereby amended and restated to read as follows:

2.1 Closings. Upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser agrees to purchase, forty-three (43) shares of Preferred Stock at a price of $1,000 per share of Preferred Stock ($43,000 in total Purchase Price), plus four (4) shares of Preferred Stock as an Equity Incentive (for a total of forty-seven (47) shares at the Initial Closing); one (1) additional Closing for forty-five (45) shares of Preferred Stock at the Purchase Price of $45,000, plus five (5) shares of Preferred Stock as an Equity Incentive (for a total of fifty (50) shares at the Additional Closing), which Additional Closing shall, at the Purchaser's discretion, occur upon the filing of the Company's Annual Report on Form 10-K for the period ended December 31, 2025; one (1) Second Additional Closing for thirty-seven (37) shares of Preferred Stock at the Purchase Price of $37,000, plus three (3) shares of Preferred Stock as an Equity Incentive (for a total of forty (40) shares at the Second Additional Closing), at the Purchaser’s discretion; one (1) Third Additional Closing for twenty-seven (27) shares of Preferred Stock at the Purchase Price of $27,000, plus three (3) shares of Preferred Stock as an Equity Incentive (for a total of thirty (30) shares at the Third Additional Closing), at the Purchaser’s discretion; and one (1) Fourth Additional Closing for thirty-seven (37) shares of Preferred Stock at the Purchase Price of $37,000, plus three (3) shares of Preferred Stock as an Equity Incentive (for a total of forty (40) shares at the Fourth Additional Closing), at the Purchaser’s discretion (the shares purchased for cash, collectively, the “Purchased Shares”). The Purchaser shall deliver to the Company, via wire transfer, immediately available funds equal to the Purchaser’s Subscription Amount for each Closing, and the Company shall deliver to the Purchaser the applicable number of shares of Preferred Stock (including both Purchased Shares and Equity Incentive shares, as applicable) as determined pursuant to Section 2.2(a). Upon satisfaction (or waiver) of the covenants and conditions set forth in Sections 2.2 and 2.3, each Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree.

5. Subscription Amount. Notwithstanding any Subscription Amount or share figure stated on the Purchaser’s signature page to the Original Agreement, the “Subscription Amount” payable by the Purchaser at each Closing shall be the applicable Purchase Price set forth in Section 2.1 as amended hereby, namely $43,000 at the Initial Closing, $45,000 at the Additional Closing, $37,000 at the Second Additional Closing, $27,000 at the Third Additional Closing, and $37,000 at the Fourth Additional Closing, for aggregate potential cash funding of $189,000. The Parties shall not be required to re-execute the signature pages to the Original Agreement, and this Section shall control over any inconsistent Subscription Amount or share figure stated therein.

6. Closing Notice. The Form of Closing Notice attached to the Original Agreement is hereby amended and replaced in its entirety with the form attached to this Amendment No. 2 as Exhibit A, which form shall apply to each Closing. Nothing in the Form of Closing Notice shall obligate the Purchaser to fund the Additional Closing, the Second Additional Closing, the Third Additional Closing or the Fourth Additional Closing, each of which remains at the Purchaser’s discretion.

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7. No Other Changes; Ratification. Except as expressly amended by this Amendment No. 2, the Original Agreement, as amended by Amendment No. 1, will continue to be, and will remain, in full force and effect, and is hereby ratified and confirmed. Except as provided herein, this Amendment No. 2 will not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Agreement or (ii) to prejudice any right or rights which the Parties may now have or may have in the future under or in connection with the Agreement or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

8. Conflict. In the event of any conflict or inconsistency between this Amendment No. 2 and the Original Agreement or Amendment No. 1, the terms of this Amendment No. 2 shall control.

9. Authority; Binding on Successors. The Parties represent that they each have the authority to enter into this Amendment. This Amendment will be binding on, and will inure to the benefit of, the Parties to it and their respective heirs, legal representatives, successors, and assigns.

10. Governing Law and Venue. This Amendment and the rights and duties of the Parties hereto will be construed and determined in accordance with the terms of the Agreement.

11. Incorporation by Reference. The terms of the Agreement, except as amended by this Amendment are incorporated herein by reference and will form a part of this Amendment as if set forth herein in their entirety.

12. Counterparts; Electronic Execution. This Amendment may be executed in any number of counterparts and all such counterparts taken together will be deemed to constitute one instrument. Delivery of an executed counterpart of this Amendment by facsimile, email, or other electronic transmission (including any electronic signature complying with applicable law) will be equally as effective as delivery of a manually executed counterpart of this Amendment.

[Signatures to Follow]

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IN WITNESS WHEREOF, each of the undersigned has executed this Amendment the respective day and year set forth below:

THE COMPANY:	IIOT-OXYS, Inc.

Date: August 6, 2026	By	/s/ Clifford L. Emmons
Clifford L. Emmons, Chief Executive Officer

GHS:	GHS Investments, LLC

Date: August 6, 2026	By	/s/ Sarfraz Hajee
Sarfraz Hajee, Member

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EXHIBIT A

AMENDED AND RESTATED FORM OF CLOSING NOTICE

TO: GHS Investments, LLC

DATE: _______________

We refer to the Securities Purchase Agreement dated March 6, 2026, as amended by Amendment No. 1 dated effective June 12, 2026 and Amendment No. 2 dated effective August __, 2026 (as amended, the “Agreement”), entered into by and between IIOT-OXYS, Inc. and you. Capitalized terms defined in the Agreement shall, unless otherwise defined herein, have the same meaning when used herein.

We hereby give you notice with respect to the following Closing:

Applicable Closing: [Initial Closing / Additional Closing / Second Additional Closing / Third Additional Closing / Fourth Additional Closing]

Number of Purchased Shares: [___] shares of Series D Convertible Preferred Stock

Purchase Price: $1,000 per share ($[___] in the aggregate)

Equity Incentive Shares: [___] shares of Series D Convertible Preferred Stock

Total number of Preferred Shares to be delivered: [___] shares

Proposed Closing Date: _______________

We certify that, as of the date hereof, the conditions set forth in Section 2.3 of the Agreement, as related to the obligations of the Company, are satisfied. This notice is given subject to the Purchaser’s discretion to effect the Additional Closing, the Second Additional Closing, the Third Additional Closing and the Fourth Additional Closing, and the Closing will occur in accordance with the terms and conditions of Section 2 of the Agreement.

IIOT-OXYS, INC.

By: _______________

Name: Clifford L. Emmons

Title: Chief Executive Officer

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